ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Schedules Third Quarter 2008 Financial and
Operating Results Conference Call and Provides
Rodman & Renshaw Annual Global Investment Conference
Presentation Details

SAN ANTONIO (November 3, 2008) - Abraxas Petroleum Corporation (NASDAQ:AXAS) will announce their third quarter 2008 financial and operating results on Monday, November 10, 2008, before the U.S. financial markets open.  The corresponding conference call is scheduled for Wednesday, November 12, 2008 at 3:00 p.m. CT.  Robert L.G. Watson, President and CEO of Abraxas, will lead the call with a question and answer session to follow.

Please dial the toll-free number listed below ten minutes before the scheduled start time to participate in the call:
1.888.679.8018
Passcode: 63089596

The conference call will also be webcast live on the Internet and can be accessed directly on the Company’s website at www.abraxaspetroleum.com under Investor Relations.  In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the Investor Relations section of the Company’s website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Rodman & Renshaw Presentation Details
Abraxas is scheduled to present at the Rodman & Renshaw Annual Global Investment Conference in New York on Monday, November 10, 2008 at 4:05 p.m. ET (3:05 p.m. CT).  The live audio webcast with the corresponding presentation will be available at http://www.wsw.com/webcast/rrshq14/axas or on the Company’s web site, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations.  The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations principally in Texas and Wyoming.  Abraxas Petroleum Corporation also owns a 47% interest in an upstream master limited partnership, Abraxas Energy Partners, L.P., which entitles Abraxas Petroleum Corporation to receive its proportionate share of cash distributions made by Abraxas Energy Partners, L.P.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Vice President - Corporate Development
Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232
Office: 210.490.4788    Exec/Acctg Fax: 210.490.8816